POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gideon Mantel and Devyani Patel, or either of them, with full power to each of them to act alone, with full power of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead as a director or officer or both of Commtouch Software Ltd. (the "Registrant") to sign the registration statements relating to the reoffer and resale by selling securityholders of ordinary shares, including the shares underlying warrants and Series A Preferred Shares, issuable to certain investors ("Investors") in connection with the Securities Purchase Agreement and Redemption, Amendment and Exchange Agreement of October 31, 2004, by and between the Registrant and the Investors who have signed on each of the aforementioned agreements, and any and all amendments (including post-effective amendments) to the registration statements and any registration statement(s) for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (and any amendments thereto); and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she himself or herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.


          Name                                   Title                              Date
          ----                                   -----                              ----

/s/ Gideon Mantel                 Chief Executive Officer and Director         January 4, 2005
---------------------------         (Principal Executive Officer)
Gideon Mantel


/s/ Devyani Patel                      Vice President, Finance                 January 4, 2005
---------------------------    (Principal Financial and Accounting Officer)
Devyani Patel


/s/ Ian Bonner                   Director, Executive Chairman of the Board     January 4, 2005
---------------------------
Ian Bonner


/s/ Carolyn Chin                                Director                       January 4, 2005
---------------------------
Carolyn Chin


/s/ Amir Lev                                    Director                       January 4, 2005
---------------------------
Amir Lev


                                                Director                       January 4, 2005
---------------------------
Udi Netzer


/s/ Ofer Segev                                  Director                       January 4, 2005
---------------------------
Ofer Segev


/s/ Nahum Sharfman                              Director                       January 4, 2005
---------------------------
Nahum Sharfman


/s/ Lloyd E. Shefsky                            Director                       January 4, 2005
---------------------------
Lloyd E. Shefsky


                                                Director                       January 4, 2005
---------------------------
Richard Sorkin
